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                                                                 EXHIBIT 99.11


                        INTERNATIONAL REALTY GROUP, INC.
                                 MIAMI, FLORIDA
                                 AUGUST 19, 1996

                                CONVERTIBLE NOTE

                  DUE UPON AUTHORIZED ISSUANCE OF COMMON STOCK

                           $4,858,828.00 U.S. DOLLARS


         INTERNATIONAL REALTY GROUP, INC., a Delaware corporation (the "Corporation"), for value received promises to pay to DSC S.A. DE C.V., $4,858,828.00 or, in the event of the conversion of this Note, as provided for herein, 52,875,030 shares of the corporation's Common Stock, par value $.001 per share ("Common Stock").

         In the event this Convertible Note is not converted on or before October 31, 1997, then this Note shall be due and payable on January 1, 1998, ("Maturity Date") together with interest at the rate of FIVE PERCENT (5.0%) per annum from the Maturity Date, until return of the Collateral. Failure to convert the face amount of this Convertible Note on the Maturity Date shall be an Event of Default.

         1. CONVERSION. This Convertible Note shall automatically convert into 52,875,030 shares of Common Stock, immediately after the Corporation has increased its capital stock so as to permit the issuance of such shares of Common Stock. Upon conversion,. this Note shall be canceled on the books of the Corporation and the Corporation shall have no further obligation hereunder other than to promptly issue such shares of Common Stock to the holder hereof.

         2. REDEMPTION AND DEFAULT. The Corporation may not at any time prepay in whole or in part, the principal amount, except by delivery of the shares. In the Event of Default, the holder of such Note shall then have the option to extend said Maturity Date or demand the return of the Collateral.

         3. REGISTERED OWNER. The Corporation may treat the person or persons whose name or names appear on this Convertible Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Convertible Note and for all other purposes.

         4. RELEASE OF SHAREHOLDERS, OFFICERS AND DIRECTORS. This Convertible Note is the obligation of the Corporation only and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Convertible Note, by the acceptance hereof, and as part of the consideration for this Convertible Note, release all claims and waive all liabilities against the foregoing persons in connection with this Convertible Note.

         5. COLLATERAL. This Convertible Note is secured by 30% of the shares of stock of Nueva Tierra S.A. de C.V., 75% of the shares of stock of Cluster Inmobiliaria de Ixtapa, S.A. de C.V., 100% of the shares of stock of Centro de Promociones Guerrero, S.A. de C.V., and a Note issued by Cluster Inmobiliaria de Ixtapa, S.A. de C.V. in the amount of $5,628,426. In the Event of Default, all shares and the Note shall, upon written notice from the holder to the Corporation, be immediately transferred to the holder.

         6. ENTIRE AGREEMENT. This Convertible Note supersedes and replaces any other notes, debentures or similar instruments between the parties, whether written or oral.

         IN WITNESS WHEREOF, the Corporation has signed and sealed this Convertible Note this 19TH day of AUGUST, 1996.


                                           INTERNATIONAL REALTY GROUP, INC.


                                           By:  /s/ Richard M. Bradbury
                                                -------------------------------
Attest:                                         Richard M. Bradbury, President


By:  /s/ Rita J. Templer
     -------------------------------------
     Rita J. Templer, Assistant Secretary